Exhibit 8(1)(i)

AMENDMENT 1 TO PARTICIPATION AGREEMENT

Among

OPPENHEIMER VARIABLE ACCOUNT FUNDS.

OppenheimerFunds, Inc.

and

MONY LIFE INSURANCE COMPANY of AMERICA

THIS AMENDMENT 1 TO PARTICIPATION AGREEMENT (“Amendment 1”) is effective as of September 1, 2003, among OPPENHEIMER VARIABLE ACCOUNT FUNDS (the “Fund”), OppenheimerFunds, Inc. (the “Adviser”), MONY Life Insurance Company of America (hereinafter the “Company”). Capitalized terms not otherwise defined herein will have the same meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Fund, the Adviser and the Company are parties to the Participation Agreement dated May 1, 2003 (the “Agreement”) in connection with the participation by the Funds in Contracts offered by the Company to its clients;

WHEREAS, the Company now desires to expand the number of Portfolios of the Fund made available as underlying investment media for the Contracts; and

WHEREAS, the parties to this Amendment 1 now desire to modify the agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Amendment to Schedule 1, Schedule 1 of the Agreement is hereby amended to read as follows:

SCHEDULE 1

Separate Accounts	Products

MONY America Variable Account A	MONY Variable Annuity MONY C Variable Annuity MONY L Variable Annuity MONY Custom Master Flexible Payment Variable Annuity (SmartMONY Variable Annuity)

MONY America Variable Account L	MONY Variable Universal Life

2. Counterparts. This Amendment 1 may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment 1 as of the date first written above.

OPPENHEIMER VARIABLE ACCOUNT FUNDS		OppenheimerFunds, Inc.

By:		By:

Name:	Denis R. Molleur	Name:	Denis R. Molleur

Title:	Assistant Secretary	Title:	Vice President and Senior Counsel

MONY Life Insurance Company of America

By:

Name:

Title:

2